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                                                                    EXHIBIT 10.4


                               SECURITY AGREEMENT


         This Security Agreement dated as of January 25, 2001, ("Security Agreement") is entered into by and among Corzon, Inc., a Texas corporation ("Debtor"), Debtor's Significant Subsidiaries (as defined below) and Sherman LLC, a Cayman Islands limited liability company ("Secured Party").

                                  INTRODUCTION

         Debtor has entered into a $3,500,000 Credit Agreement, dated as of the date hereof, between Debtor and Secured Party ("Credit Agreement"). Pursuant to the Credit Agreement, Debtor has executed a Promissory Note, the terms of which are set forth in the Credit Agreement dated as of the date hereof, in favor of Secured Party ("Note"). Also pursuant to the Credit Agreement, Debtor's Significant Subsidiaries have executed a Guaranty, the terms of which are set forth in the Credit Agreement dated as of the date hereof, guaranteeing the obligations of the Debtor under the Note, the Credit Agreement and this Security Agreement ("Guaranty"). To induce Secured Party to enter into the Credit Agreement and to accept the Note and Guaranty, Debtor and Debtor's Significant Subsidiaries hereby agree with Secured Party as follows:

SECTION 1. DEFINITIONS. Any terms used in this Security Agreement that are defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York ("UCC") shall have the meaning assigned to those terms by the UCC, whether specified elsewhere in this Security Agreement or not. The following are additional defined terms within this Security Agreement:

                  "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

                  "Debtor Parties" means, collectively, Debtor and Debtor's Significant Subsidiaries.

                  "Event of Default" shall have that meaning set forth in the Credit Agreement.

                  "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

                  "Loan Documents" means the Credit Agreement, the Note, the Guaranty and this Security Agreement, including any extensions, modifications, substitutions, amendments and renewals thereof or hereof.

                  "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.


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                  "Debtor's Significant Subsidiaries" means (i) LecStar
                  Communications Corporation, a Delaware corporation, (ii) LecStar Telecom, Inc., a Georgia corporation, (iii) LecStar Datanet, Inc., a Georgia corporation and (iv) B4B Communications, Ltd, a company formed under the laws of the United Kingdom.

SECTION 2. SECURITY INTEREST.

         2.01 Grant of Security Interest. Debtor Parties hereby grant to Secured Party a security interest in the Collateral as defined in Section 2.02 below.

         2.02 Collateral. "Collateral" shall mean all of Debtor Parties' right, title, and interest in the following, whether now owned or hereafter acquired:

                  (a) Accounts. All "accounts" as defined in the UCC and all rights to payment owing or to be owing to Debtor Parties from third parties, wherever the records for such accounts are held, and all "instruments" and "chattel paper" as such terms are defined in the UCC, wherever located, that represent any right of Debtor Parties to payment for goods sold or leased or for services rendered, whether or not such right has been earned by performance (all such accounts, instruments and chattel paper being the "Accounts");

                  (b) Records. All ledger sheets, files, records, and documents relating to the foregoing Collateral; and

                  (c) Proceeds. All "proceeds" as defined in the UCC, of the foregoing Collateral and, to the extent not otherwise included, all payments under any insurance, indemnity, warranty or guaranty of or for the foregoing Collateral.

SECTION 3. SECURED OBLIGATIONS.

         3.01 Amount of Obligations. The security interest granted in Section 2 above shall secure all obligations of Debtor Parties now or hereafter existing under the Loan Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for fees, expenses, indemnification, or otherwise in connection therewith. All such obligations of Debtor Parties secured hereby and thereby are referred to as the "Secured Obligations."

         3.02 Release of Obligations. Notwithstanding anything in this Security Agreement to the contrary, (a) Debtor Parties shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Debtor Parties from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor Parties thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


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SECTION 4. DEBTOR PARTIES REPRESENTATIONS AND WARRANTIES. Subject to any
restrictions or qualifications on such representations and warranties contained in the Credit Agreement, Debtor Parties hereby represent and warrant the following to Secured Party:

         4.01 Debtor's Name. The true and correct name of Debtor as listed on its charter is Corzon, Inc. and Debtor does business under no other trade names.

         4.02 Debtor's Significant Subsidiaries' Names. The true and correct names of Debtor's Significant Subsidiaries, as listed on their charters, are LecStar Communications Corporation and B4B Communications, Ltd, and Debtor's Significant Subsidiaries do business under no other trade names.

         4.03 Organization and Existence of Debtor Parties. Debtor Parties are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Debtor Parties have full corporate power and authority to own and hold the properties and assets they now own and hold and to carry on their business as and where such properties are now owned or held and such business is now conducted. Debtor Parties are duly licensed or qualified to do business as foreign corporations and are in good standing in the states and countries in which the character of the properties and assets now owned or held by them or the nature of the business now conducted by them require them to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Debtor Parties.

         4.04 Authority and Approval. Debtor Parties have the corporate power and authority to execute and deliver the Loan Documents, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by them. The execution and delivery by Debtor Parties of the Loan Documents, the performance by Debtor Parties of all the terms and conditions hereof and thereof to be performed by them and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action of Debtor Parties. The Loan Documents constitute the valid and binding obligation of Debtor Parties enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         4.05 No Conflict. The Loan Documents and the execution and delivery by Debtor Parties of each of the Loan Documents does not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of Debtor Parties;

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                  (b) violate any provision of, or require any consent,
authorization or approval under, any law, statute, ordinance, rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Debtor Parties;

                  (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by or any remedies or any rights of termination or cancellation or the loss of benefits or change in the rights or obligations of any party, or require any consent, authorization or approval under any Lien, indenture, mortgage, or, any contract, permit, lease or other instrument to which Debtor Parties are a party or by which they are bound or to which any property of Debtor Parties is subject, which in the aggregate would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Debtor Parties; or

                  (d) result in the creation of any material Lien, charge or encumbrance on the assets of Debtor Parties under any Lien, indenture, mortgage, lease or contract (other than pursuant to the Loan Documents).

         4.06 Accounts. The principal places of business and principle executive offices of Debtor Parties and the offices where Debtor Parties keep their records concerning the Accounts are located at the addresses set forth in the attached Exhibit "A". Except as set forth in that Exhibit, none of the Accounts are evidenced by a promissory note or other instrument.

         4.07 Other Liens. Debtor Parties own the Collateral free and clear of any Lien, except for the security interests created by this Security Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in connection with this Security Agreement.

         4.08 Lien Priority and Perfection. Assuming Secured Party makes the necessary UCC filings within twenty (20) days after the date hereof, this Security Agreement creates a valid and perfected first priority purchase money security interest in the Collateral securing the payment by Debtor Parties of the Secured Obligations. No other authorization, approval or other action by any governmental authority or any other person or entity is necessary to (i) grant the security interest contemplated hereby, (ii) allow Debtor Parties to perform its obligations hereunder or (iii) permit Secured Party to exercise its rights and remedies hereunder.

         4.09 Nature of Loan. The loan evidenced and secured by the Loan Documents is incurred and transacted solely for a business or investment purpose.

SECTION 5. DEBTOR PARTIES' COVENANTS.

         5.01 Further Assurances.

                  (a) Debtor Parties agree that at any time, at Debtor Parties' expense, Debtor Parties will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor Parties will, at Secured


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Party's request: (i) mark conspicuously each instrument, chattel paper or contract representing Accounts and the records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such instrument, chattel paper, contract or record is subject to the security interest granted hereby; (ii) deliver and pledge to Secured Party any promissory note, certificate of deposit, chattel paper or other instrument representing any Account, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) Debtor Parties will furnish to Secured Party, from time-to-time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

         5.02 Accounts. Debtor Parties shall keep their principal places of business and principal executive offices and the offices where they keep the instruments, chattel paper or contracts representing Accounts and the records concerning the Accounts at the locations therefor specified in the attached Exhibit "A", or, upon 10 days prior written notice to Secured Party, at such other locations in a jurisdiction where all actions required by Section 5.01 shall have been taken with respect to the Accounts. Debtor Parties will hold and preserve such instruments, chattel paper, contracts and records and will permit representatives of Secured Party at any time during normal business hours to inspect and copy such.

         5.03 Transfer of Collateral. Debtor Parties shall not sell, assign (by operation or law or otherwise) or otherwise dispose of any of the Collateral without the prior written consent of Secured Party.

SECTION 6. REMEDIES. If any Event of Default shall have occurred and remain uncured:

         6.01 UCC Remedies. To the extent permitted by law, Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Security Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

         6.02 Assembly of Collateral. Upon an Event of Default, Secured Party may require Debtor Parties, at Debtor Parties expense, to promptly assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Upon an Event of Default, Secured Party may occupy any premises owned or leased by Debtor Parties where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Debtor Parties in respect of such occupation.

         6.03 Sale of Collateral. Upon an Event of Default, Secured Party may sell all or part of the Collateral at public or private sale, at any of Debtor Parties' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Debtor Parties agree that to the extent permitted by law such sales


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may be made without notice. If notice is required by law, Debtor Parties hereby deem 10-days advance notice of the time and place of any public sale or the time after which any private sale is to be made, to constitute reasonable notification, recognizing that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable. Secured Party shall not be obligated to make any sale of Collateral pursuant to this Section regardless of notice of sale having been or not been given. Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, with out further notice, be made at the time and place to which it was so adjourned.

         6.04 Contract Rights. Secured Party may exercise any rights and remedies of Debtor Parties under or in connection with the instruments, chattel paper or contracts which represent Accounts, including, without limitation, any rights of Debtor Parties to demand or otherwise require payment of any amount under, or performance of any provisions of, the instruments, chattel paper or contracts which represent Accounts.

         6.05 Accounts.

                  (a) In the event that there is a default by Debtor under the Credit Agreement, Secured Party may, or may direct Debtor Parties to, take any action Secured Party deems necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and directing such account debtors or obligors to make payment of all amounts due or to become due directly to Secured Party. Upon such notification and direction, and at the expense of Debtor Parties, Secured Party may enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment thereof in the same manner and to the same extent as Debtor Parties might have done.

                  (b) In the event that there is a default by Debtor under the Credit Agreement, after receipt by Debtor Parties of the notice referred to in subsection (a) above, all amounts and proceeds (including instruments) received by Debtor Parties in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Debtor Parties, and shall promptly be paid over to Secured Party in the same form as so received (with any necessary endorsement) to be held as Collateral. Debtor Parties shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         6.06 Application of Collateral. All cash proceeds received by Secured Party from the collection of or other realization of any part of the Collateral shall be applied by Secured Party against part of the Secured Obligations. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to Debtor Parties or to whomever may be lawfully entitled to receive such surplus.

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SECTION 7. SECURED PARTY AS AGENT FOR DEBTOR PARTIES.

         7.01 Attorney-In-Fact. Debtor Parties hereby irrevocably appoint Secured Party as Debtor Parties' attorney-in-fact, with full authority to act for Debtor Parties and in the name of Debtor Parties to, in Secured Party's discretion, take any action and execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

                  (a) filing one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Debtor Parties where permitted by law; and

                  (b) upon the occurrence and during the continuance of any Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

         The power of attorney granted pursuant to this Section 7.01 is coupled with an interest and is irrevocable.

         7.02 Secured Party Performance. If Debtor Parties fail to perform any covenant contained herein, Secured Party may itself perform, or cause performance of, such covenant, and Debtor Parties shall pay for the expenses of Secured Party incurred in connection therewith.

         7.03 Secured Party's Duties. The powers conferred on Secured Party under this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 8. MISCELLANEOUS.

         8.01 Indemnity and Expenses.

                  (a) Debtor Parties will, upon demand, indemnify Secured Party from and against any and all claims, losses and liabilities relating to or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement and claims, losses and liabilities resulting from Secured Party's own negligence), except claims, losses or liabilities resulting from Secured Party's gross negligence or willful misconduct.

                  (b) Debtor Parties will, upon demand, pay to Secured Party the amount of any reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) after an Event of Default, the custody, preservation, use or operation of, or the sale, collection or other realization of, any of the Collateral; provided, however, that under this clause (i) any expenses shall be

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limited to the prevailing business rates in the area in which the Collateral is to be sold, (ii) after an Event of Default, the exercise or enforcement of any of the rights of Secured Party hereunder or (iii) the failure by Debtor Parties to perform or observe any of the provisions hereof. Such reasonable expenses shall be part of the Secured Obligations.

         8.02 Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full and termination of the Secured Obligations, (b) be binding upon Debtor Parties and their permitted successors and assigns and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its respective successors, transferees and assigns. Upon the payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Debtor Parties to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, Secured Party will promptly, at Debtor Parties expense, execute and deliver to Debtor Parties such documents as Debtor Parties shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

         8.03 Waivers. Debtor Parties hereby waive:

                  (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Security Agreement;

                  (b) any requirement that Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Person or any collateral; and

                  (c) any duty on the part of Secured Party to disclose to Debtor Parties any matter, fact or thing relating to the business, operation or condition of Debtor Parties and its assets now or hereafter known by such Person.

         8.04 Severability. If any provision of this Security Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Debtor Parties and Secured Party shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Security Agreement shall remain in full force and effect.

         8.05 Binding Effect and Assignment. This Security Agreement shall be binding upon and inure to the benefit of Debtor Parties and Secured Party and their respective permitted successors and assigns; but neither this Security Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by Debtor Parties without the prior written consent of Secured Party. Nothing in this Security Agreement, express or implied, is intended to confer upon any person or entity other than Debtor Parties and Secured Party and their respective permitted successors and assigns, any rights, benefits or obligations hereunder. Notwithstanding any provisions herein to the contrary, the Secured Party may freely pledge or assign its rights under this Security Agreement without the consent or notice of the Debtor Parties.

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         8.06 Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

         8.07 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by one party to the others Shall be deemed to have been given when sent and shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopy, as follows:

                          If to Debtor Parties, addressed to:

                          Corzon, Inc.
                          Attention: Chief Executive Officer and General Counsel 1087 Broad Street, 4th Floor
                          Bridgeport, Connecticut 06604
                          Telecopy:  203-335-1455
                          Telephone: 203-333-6389

                          with a copy to:

                          LecStar Communications Corporation
                          Attention: W. Dale Smith
                          4501 Circle 75 Parkway
                          Building D - 4210
                          Atlanta, Georgia 30339-3025
                          Telecopy:  404-659-4900
                          Telephone: 404-659-9500

                          If to Secured Party, addressed to:

                          Sherman LLC
                          Harbour House, 2nd Floor
                          Waterfront Drive
                          P.O. Box 972
                          Road Town, Tortola
                          British Virgin Islands
                          Telecopy:  284-494-4771

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                          with a copy to:

                          Kevin S. Robins
                          Mayer, Brown & Platt
                          700 Louisiana Street, Suite 3600
                          Houston, Texas 77002-2730
                          Telecopy:  713-632-1803
                          Telephone: 713-547-9603

         8.08 Governing Law. The provisions of this Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         8.09 No Oral Agreements. The Loan Documents, collectively, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                                      *****


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         IN WITNESS WHEREOF, the parties duly executed and delivered this
Security Agreement as of the date first written above.

DEBTOR PARTIES:

Corzon, Inc.                              LecStar Communications Corp.


By:    /s/ Lawrence Shatsoff              By:    /s/ William S. Woulfin
Name:  Lawrence Shatsoff                  Name:  William S. Woulfin
Title: President                          Title: Chairman and CEO



LecStar Datanet, Inc.                     LecStar Telecom, Inc.


By:    /s/ William S. Woulfin             By:    /s/ William S. Woulfin
Name:  William S. Woulfin                 Name:  William S. Woulfin
Title: Chairman and CEO                   Title: Chairman and CEO



B4B Communications, Ltd.


By:    /s/ Lawrence Shatsoff
Name:  Lawrence Shatsoff
Title: Vice President



                                   SECURED PARTY:

                                   Sherman LLC


                                   By:    /s/ Arlene de Castro   /s/ David Sims
                                   Name:  Navigator Management, Ltd.
                                   Title: Director

                                   EXHIBIT "A"

  Debtor Parties' principal places of business and principal executive offices.

                           Corzon, Inc.
                           1087 Broad Street, 4th Floor
                           Bridgeport, Connecticut 06604
                           Telecopy:  203-335-1455
                           Telephone: 203-333-6389


                           LecStar Communications Corporation
                           4501 Circle 75 Parkway
                           Building D - 4210
                           Atlanta, Georgia 30339-3025
                           Telecopy: 404-659-4900
                           Telephone: 404-659-9500


                           LecStar Telecom, Inc.
                           4501 Circle 75 Parkway
                           Building D - 4210
                           Atlanta, Georgia 30339-3025
                           Telecopy:  404-659-4900
                           Telephone: 404-659-9500


                           LecStar Datanet, Inc.
                           4501 Circle 75 Parkway
                           Building D - 4210
                           Atlanta, Georgia 30339-3025
                           Telecopy:  404-659-4900
                           Telephone: 404-659-9500


                           B4B Communications, Ltd.
                           15 - 17 Saint Cross Street, Suite 4C
                           Baird House, London, England
                           EC1N 8UW
                           Telecopy:  011-44-207-242-6878
                           Telephone: 011-44-207-242-6858